UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (date of earliest event reported) August 22, 2007

CENTRAL EUROPEAN MEDIA ENTERPRISES LTD.
(Exact name of registrant as specified in its charter)

BERMUDA	0-24796	98-0438382
(State or other jurisdiction of incorporation and organisation)	(Commission File Number)	(IRS Employer Identification No.)

Clarendon House, Church Street, Hamilton		HM 11 Bermuda
(Address of principal executive offices)		(Zip Code)

Registrant's telephone number, including area code: (441) 296-1431

Not applicable
 (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement

On August 22, 2007, Central European Media Enterprises Ltd. (the “Company”) entered into a revolving loan agreement for up to EUR 50 million in aggregate principal amount (the “Loan Agreement”) with the European Bank for Reconstruction and Development (“EBRD”). Central European Media Enterprises N.V. (“CME NV”) and CME Media Enterprises B.V. (“CME BV”) are acting as guarantors. The Company entered into a pledge agreement with EBRD on August 22, 2007 to pledge its shares in CME NV; and CME NV entered into a pledge agreement with EBRD on August 22, 2007 to pledge its shares in CME BV, as security for the facility. The Company and CME BV also entered into a contract assignment with EBRD on August 22, 2007, pursuant to which they are assigning their rights under the framework agreement signed with PPF (Cyprus) Ltd on December 13, 2004, as amended. The maturity date of the facility is May 10, 2011.

On August 22, 2007, the Company also entered into a supplemental agreement relating to the loan agreement dated July 21, 2006 (previously reported in a Form 8-K filed on July 21, 2006). The material amendments incorporated in this supplemental agreement are the interest rate, which shall be calculated for each interest period (of up to three months) at EURIBOR plus 1.625%, and the amortization of the loan, which shall be by 15% every six months from May 2009 to November 2010 and then by 40% in May 2011.

Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant

On August 22, 2007, Central European Media Enterprises Ltd. (the “Company”) entered into a revolving loan agreement for up to EUR 50 million in aggregate principal amount (the “Loan Agreement”) with the European Bank for Reconstruction and Development (“EBRD”). Central European Media Enterprises N.V. (“CME NV”) and CME Media Enterprises B.V. (“CME BV”) are acting as guarantors. The Company entered into a pledge agreement with EBRD on August 22, 2007 to pledge its shares in CME NV; and CME NV entered into a pledge agreement with EBRD on August 22, 2007 to pledge its shares in CME BV, as security for the facility. The Company and CME BV also entered into a contract assignment with EBRD on August 22, 2007, pursuant to which they are assigning their rights under the framework agreement signed with PPF (Cyprus) Ltd on December 13, 2004, as amended. The Company, CME NV, CME BV and EBRD also signed an intercreditor agreement on August 22, 2007 with JPMorgan Chase Bank, N.A., London Branch (in its capacity as trustee and security trustee (the “2005 Trustee”) under the Company’s indenture, signed on May 5, 2005 (the “2005 Indenture”)) and with BNY Corporate Trustee Services Limited and The Bank of New York (in their respective capacities as trustee and security trustee (the “2007 Trustees”) under the Company’s indenture, signed on May 16, 2007) to regulate the sharing and enforcement between EBRD, the 2005 Trustee and the 2007 Trustees of the two share pledges and the contract assignment.

Initial drawings under the facility up to EUR 50 million will be used for certain specified projects in Central and Eastern Europe. Interest shall be calculated for each interest period (of up to three months) at EURIBOR plus 1.625%. The facility under the Loan Agreement shall be available until the maturity date, which is May 10, 2011, subject to amortization of the loan by 15% every six months from May 2009 to November 2010 and then by 40% in May 2011.

The Company may be required to prepay amounts drawn under certain circumstances, including upon certain types of change of control when followed by a ratings decline, upon the occurrence of certain asset dispositions or upon prepayment of new long-term indebtedness otherwise maturing after May 10, 2011.

The Loan Agreement contains customary representations, warranties and events of default. The covenants are broadly in line with the Company’s senior notes issued pursuant to the 2005 Indenture and include covenants that limit the Company’s ability to incur additional indebtedness, pay dividends or other distributions, make certain types of investments, create liens, enter into certain transactions with affiliates and restrict the ability of the Company’s subsidiaries to pay dividends.

Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, we have duly caused this report to be signed on our behalf by the undersigned thereunto duly authorized.

Date: August 23, 2007	/s/ Wallace Macmillan
Wallace Macmillan
Chief Financial Officer